Exhibit 10.1

SHANGHAI PREMISES LEASE CONTRACT

Important Notice

1.      This Contract applies to issues in respect of pre-lease of commercial housing situated within the administrative jurisdiction and of such premises the rent of which is determined by related parties by means of negotiation on the reasonable market value basis, which both kinds of properties or premises exclude any publicly-owned residence property leased in return for a rent provided by Shanghai Municipal Government, public welfare premises which are for non-residence purposes, leased as appropriate administratively allocated, and which are built with investment by related government, as well as such privately-owned premises the lease of which have been made prior to the implementation of the Regulations of Shanghai Municipal Government on Premises Lease (hereinafter referred to as “the Regulations”), in return for a rent as specified by Shanghai Municipal Government.

2.      The pre-lease as referred to hereinabove is only allowed to be made in respect of such commercial housing as is built by related property developers, and for which commercial housing a pre-sales permit has been duly obtained, except for any commercial housing which has been pre-sold by related property developers; provided, however, no pre-lease may be made by any pre-buyer of commercial housing.

3.      The terms of “FOR LEASE” and “FOR PRE-LEASE” as appearing herein are for indicative purposes, denoting that related provisions or clauses marked with such terms apply to lease or pre-lease, as indicated respectively. When this Agreement following this notes part is used as a premises lease agreement, only those provisions marked with the word “Lease” will be included and adopted as integral part of such lease agreement; likewise, when used a commercial housing pre-lease contract, only those provisions marked with the word “Pre-lease” of the Model Agreement, as well as provisions in respect of “Pre-lease Related Issues” as set out in the Supplemental Provisions (Additional Terms and Conditions), may be included and adopted as integral parts of the pre-lease contract intended to be concluded. The remaining provisions or clauses without the mark ( ) followed shall be included in a related agreement or contract as general terms which apply to issues in respect of both lease and pre-lease.

4.      In case this Contract is to be used for intended pre-lease of commercial housing, the Parties to such pre-lease shall, after related property developer has followed required the original registration of real estate and acquired a real estate ownership certificate, upon completion of built of such commercial housing enter into and execute a Commercial Housing Use and Delivery Form. All terms and conditions in respect of the Pre-lease Agreement previously made by the Parties shall have been fully fulfilled upon the Commercial Housing Use and Delivery Form enters into effect.

5.      This Contract serves as the Model Text for Premises Pre-lease (for trail implementation), which is prepared by Shanghai Administration of Property and Land Recourses and Shanghai Municipal Bureau for Industry and Commerce, in accordance with the Regulations of Shanghai Municipal Government on Premises Lease. The terms and conditions contained herein are indicative and the parties to the lease may choose to adopt them or any of them. For the matters not covered in this Contract, the Parties may enter into a supplementary agreement through negotiation.

6.      Prior to execution of this Contract, the Landlord is required to present to the Tenant its real estate ownership and land use right certificate or other related ownership certificate, and the property developer shall present to the pre-lessee the pre-sale permit duly obtained. Each party to the intended pre-lease shall verify the identity certificate of the other and provide the other its own identity certificate. If the premises are leased to migrants, the landlord shall also show the Premises Lease Public Security Permit issued by the local public security department.

7.      Related parties concerned shall, within fifteen (15) days upon execution of this Contract, follow related formalities of registration of lease agreement for purposes of putting on file. Especially, for premises lease, related parties to such lease shall go through related formalities with the real estate exchange center or the Farm system filing office, which is established for the place where such leased premises is located, and apply for a certificate of premises lease registration and recording; in the case of pre-lease of commercial housing intended only for non-locals or overseas residents, related formalities shall be followed with Shanghai Municipal Real Estate Exchange Center for putting such pre-lease on file; in the event of pre-lease of commercial housing intended only for locals or nationals, related formalities shall be followed with appropriate Real Estate Exchange Center established for the place where such pre-leased premises is located, for putting such pre-lease on file. After the pre-leased commercial premises are completed and obtains the real estate title certificate, the parties will sign a pre-leased commercial premises handover form, and then register and file the lease with the real estate exchange or the farm system acceptance office where the premises are located, and receive the lease contract registration and filing certificate. After the lease contract has been registered and filed, it can defend against any third party in the event of repeated pre-leases, leases, transfer of the title of the premises during the lease term, or disposition after being mortgaged.

8.      In case only one party intends to apply for registration of lease contract for putting on file while the other is unwilling to cooperate therewith as requested, such party intending to apply for registration thereof may independently go through related formalities for registration for putting on file, by presenting the lease agreement in question, its valid identification certificate, as well as other related instruments.

9.      The deposit is to secure the performance of this Contract. The establishment and amount of the deposit may be stipulated by the Landlord and the Tenant in the contract when the premises are leased. The amount of the deposit shall be agreed upon by the Parties to the lease. Upon termination of the lease, the deposit, after deducting the relevant costs and expenses payable by the Landlord as specified in the contract, shall be refunded to the Tenant.

10.    This Model Contract may be available, on a cost basis, at the Real Estate Exchange Center or Farm System Filing Office, at Shanghai municipal level or the place, county where the related premises is located. The parties shall read this Contract carefully and understand the contents of each provision carefully before using the form of this Contract.

11.    This Contract serves only as a model text for reference by related parties.

12.    Where the leasehold hereunder is established under the help of agency or brokerage, related parties to a lease shall require such brokerage or broker to sign on the last signature page hereof.

Shanghai Premises Lease Contract

(Contract No.: )

BETWEEN:

Landlord (Party A): Shanghai Changtai Business Management Co., Ltd.

[For Lease]

Tenant (Party B): Shanghai ShouTi Biotechnology Co., Ltd.

THIS CONTRACT is made and entered into by and between Party A and Party B, through mutual friendly negotiation based on the principles of equality, voluntariness, fairness and good faith, regarding the lease by Party A to Party B of the real property which Party A is entitled to lease, in accordance with the Contract Law of the People’s Republic of China and the Regulations of Shanghai Municipality for Premises Lease (hereinafter as “Regulations”), with the terms and conditions as follows.

Article 1   Details of the Premises

1.1.	The Premises to be leased by Party A to Party B are located at Units 01, 02, 03, 04, 05, 11th Floor, No. 1, Lane 2889, Jinke Road, Pudong New Area, Shanghai (“Premises”). The gross floor area (GFA) of the Premises is 2094.01 square meters (the area is subject to the actual measurement report issued by the government authority). The Premises shall be used as office; the type of the Premises is an office building, and the building structure of the Premises is a reinforced concrete structure. A floor plan of the Premises is attached hereto as Appendix A. It is acknowledged that Party A has presented to Party B the followings:

[For Lease] Real Estate Title Certificate/Real Property Title Certificate: [Certificate No.: Shanghai (2016) Pudong Real Property No. 019457].

1.2.	The leasehold is established between Party A, as the owner of the real property of the Premises, and Party B.

1.3.	The scope, conditions and requirements for use of the shared or common parts of the Premises, the status of the existing decorations, fixtures and equipment, and the contents, standards, as well as other issues in respect of those decorations and fixtures to be added by Party B with the consent of Party A, are set out in appendices attached hereto respectively. Both Parties agree that the aforesaid Appendices shall become the basis for the acceptance of the Premises, when the Premises is delivered by Party A to Party B and when returned by Party B to Party A upon termination of this Contract.

1.4.	Party A and Party B confirm that, before signing this lease contract, Party A has set up a mortgage on the property.

1.5.	Refer to the Supplemental Provisions hereof for details.

Article 2   Purpose

2.1.	Party B undertakes to Party A that the Premises leased hereunder is to be used as office room and Party B will comply with any and all related applicable provisions concerning the premises use and property management of the State and Shanghai Municipal Government.

2.2.	Party B hereby warrants that during the Lease Term, no change will be made to the mutually agreed usage of the Premises without prior written consent of Party A and, if required by applicable laws and regulations, the approval from relevant competent authorities after due process of examination and approval thereby,.

Article 3   Handover Date and Lease Term

3.1.	Both Parties agree that Party A shall deliver to Party B the Premises on the date of October 1, 2023. The lease term of the Premises shall be from January 1, 2024 to December 31, 2026.

3.2.	Upon expiry of the Lease Term, Party A shall have the right to repossess the Premises, and Party B shall return the Premises to Party A on time. Where Party B intends to renew the lease hereunder, it shall deliver a written request to Party A at least six (6) months prior to expiration of the Lease Term and shall, subject to Party A’s consent, sign a renewal contract.

3.3.	Refer to the Supplemental Provisions hereof for details.

Article 4   Rent, Method and Time Limit of Payment

4.1.	Party A and Party B agree that the daily rent per square meter of construction area of the Premises is (RMB) [6.8] yuan, and the rent of the Premises will remain unchanged within 36 months. See the supplementary terms for details.

4.2.	Party B shall pay rent to Party A on or before the 25th day of each month. If the payment is overdue, Party B shall pay liquidated damages at 0.05% of the total overdue payable amount for each overdue day.

4.3.	Please refer to the Supplementary Terms for details on how Party B pays the rent.

Article 5   Deposit and Other Fees

5.1.	Upon receiving the Deposit, Party A shall issue a receipt to Party B. Upon termination of this lease, the Deposit, as received by Party A hereunder, after offsetting the amounts due and payable by Party B hereunder, shall be refunded to Party B without interest.

5.2.	All costs and fees relating to the use of the Premises incurred during the Lease Term, such as water, electricity, communication, equipment, property management, air-conditioning service during non-business hours, parking and energy service, shall be borne by Party B.

5.3.	For the above-mentioned expenses that Party B is responsible for, the calculation or apportionment method, payment method and time, etc., please refer to the Supplementary Terms for details.

Article 6   Requirements for Use and Responsibility for Maintenance of the Premises

6.1.	During the Lease Term, Party B shall notify promptly Party A to repair or make good any damage or failure occurred to the Premises or its attached facilities whenever such damage or failure comes to his attention; Party A shall within 7 days upon receipt of such notice from Party B, make appropriate correction or repair; otherwise, Party B may make such repair on behalf of Party A, and the reasonable costs thereof shall be borne by Party A.

6.2.	During the Lease Term, Party B shall reasonably use and take proper care of the Premises and any fixtures therein. Party B shall be liable for making repair of any damage to or failure in the Premises or any fixtures therein (other than normal tear and wear) caused by misuse or unreasonable use by Party B. If Party B refuses to make repair upon request of Party A, Party A may make repair on behalf of Party B, and the reasonable costs thereof shall be borne by Party B.

6.3.	Party A shall ensure the normal usable and safe conditions of the Premises and all fixtures therein during the Lease Term. Party A shall notify Party B of any scheduled inspection and/or maintenance on the Premises 24 hours in advance. During the course of inspection and maintenance, Party B shall provide cooperation for that purpose. Party A shall minimize the impact of such inspection and maintenance on Party B’s use of the Premises.

6.4.	Except for the decorations, fixtures and equipment listed in Appendix C hereto, if Party B intends to add any decoration, fixture or equipment, it shall obtain the prior written consent of Party A; if such addition shall be subject to the examination and approval of the competent authority according to the applicable laws and regulations, Party B shall obtain the approval from the competent authority in advance. The ownership of such added fixtures and equipment, made by Party B, as well as maintenance responsibilities thereof shall be otherwise provided in writing agreement between Party A and Party B.

6.5.	Refer to the Supplemental Provisions hereof for details.

Article 7   Conditions of the Returned Premises

7.1.	Unless Party A consents to the renewal hereof intended by Party B, Party B shall return the Premises to Party A upon expiration of the Lease Term. If Party B fails to do so without consent from Party A, Party B shall pay Party A an occupancy fee of RMB [/] per square meter of construction area per day for each day of delay. Please refer to the supplementary terms for details.

7.2.	The Premises returned by Party B shall be restored to the original conditions when the Premises was delivered. The intended return of the Premises shall be subject to due inspection and acceptance by Party A, and in the event of acceptance by Party A of intended return, each party shall pay up any and all amounts that shall be borne by such party respectively.

7.3.	Refer to the Supplemental Provisions hereof for details.

Article 8   Sublease, Assignment and Exchange

8.1.	Except as Party A consents to sublease by Party B as provided for in the Supplemental Provisions hereof, Party B, during the entire lease term hereof, may not sublease a part of the Premises to any third party unless a prior written consent has been obtained from party A.

8.2.	For any intended sublease of this Premises, Party B shall sign a sublease contract with the related sub-lessee in writing, and shall file such sublease with the Real Estate Exchange at the place where the Premises are located in accordance with relevant regulations.

8.3.	During the Lease Term, any sublease of the Premises by Party B to any third party or the exchange of the Premises by Party B with the premises leased by others, is subject to a prior written consent of Party A. Upon completion of such sublease or exchange, the assignee of the lease or the person with whom Party B exchanges premises shall enter into a contract whereby the lessee is changed and the changed lessee agrees to perform the terms and conditions contained herein.

8.4.	Refer to the Supplemental Provisions hereof for details.

Article 9   Conditions for Termination

9.1.	Both Parties agree that this Contract shall be terminated and neither Party is liable to the other Party upon occurrence of any of the following circumstances during the Lease Term:

(i)	The right to use the land occupied by the Premises is withdrawn prior to the expiry date according to law;

(ii)	The Premises are requisitioned for public interest according to law;

(iii)	The Premises are listed in the scope of demolition and relocation for the needs of urban construction according to law;

(iv)	The Premises are damaged, destroyed or assessed as a dangerous property;

9.2.	It is agreed that, under any of the following circumstances, either Party may notify the other in writing to terminate this Contract. The breaching Party shall pay liquidated damages equal to (refer to the Supplemental Provisions hereof for details) times of the monthly rent to the non-breaching Party; if the non-breaching Party suffers losses more than the liquidated damages, the breaching Party shall also indemnify the non-breaching Party the difference between the losses and the liquidated damages.

(i)	Failure on the part of Party A to deliver the premises as scheduled and the failure continues for a period of 7 days upon request by Party B for delivery;

(ii)	The Premises delivered by Party A fail to conform to the stipulations hereof, thus frustrating the lease purpose described herein; or the Premises delivered by Party A are defective, thus threatening the safety of Party B;

(iii)	Party B changes the purpose of the Premises without written consent of Party A;

(iv)	The main structure of the Premises is damaged due to any reason of Party B;

(v)	Party B sublets the Premises, or assigns the right of rent regarding the Premises or exchanges with others their respective leased premises without the prior consent of Party A;

(vi)	Failure by Party B to pay due rent for a period of 1 month aggregately.

9.4.	Refer to the Supplemental Provisions hereof for details.

Article 10   Liabilities for Breach

10.1.	Party A shall be held liable for compensation for any loss suffered or sustained by Party B as a result of failure of Party A to inform Party B that the Premises has been mortgaged or transfer of title to the Premises is restricted.

10.2.	Party A shall be liable for compensation for any property damage or bodily injury caused to Party B as a result of damage to the Premises caused by reason of failure of Party A to perform the repair and/or maintenance responsibilities set forth herein, during the Lease Term.

10.3.	If Party B fits out or adds fixtures in the Premises without the prior written consent of Party A or beyond the scope or requirement accepted by Party A in writing, Party A may demand Party B to make restitution of the Premises and pay compensation.

10.4.	Refer to the Supplemental Provisions hereof for details.

Article 11   Miscellaneous

11.1.	If Party A intends to mortgage the Premises during the Lease Term, it shall give a written notice to Party B.

11.2.	This Contract shall become effective as of being duly signed and sealed by both Parties.

11.3.	Any matter not covered herein shall be specified in the supplementary provisions reached by the Parties through friendly negotiation. The Supplemental Provisions and the appendices hereto are the integral parts of this Contract. The printed words or provisions hereof and those words inserted in the blank space intentionally left in this Contract, its Supplemental Provisions, as well as appendices attached hereto shall have same force. If there is any conflict between any supplementary provision or appendix and this Contract, the supplementary provision and the appendix shall prevail.

11.4.	Each Party has understood its rights, obligations and responsibilities hereunder when this Contract is entered into, and agrees to strictly comply with the terms and conditions of this Contract. If either Party breaches this Contract, the other Party is entitled to claim against the breaching Party for damages in accordance with this Contract.

11.5.	This Contract shall be governed by and construed in accordance with the laws of the People’s Republic of China. Any dispute arising from or in connection with the performance of this Contract shall be resolved between both Parties through mutual friendly negotiation; if no successful settlement can be reached through negotiation, the second option indicated below will be used by the Parties to resolve the dispute:

(i)	Submit to Shanghai Arbitration Commission for arbitration;

(ii)	File an action before the people’s court where the Premises are located.

11.6.	This Contract, together with its appendices attached hereto, are made and executed in five counterparts. Each Party shall keep two counterparts respectively, and the remaining one counterpart shall be filed with Shanghai Pudong New Area Real Estate Exchange Center. All counterparts hereof shall have the equal legal effect.

11.7.	Refer to the Supplemental Provisions hereof for details.

Supplementary Provisions

In accordance with Article 11.3 of the Shanghai Premises Lease Contract entered into by the Parties (hereinafter referred to as “This Contract”), the Parties hereby enter into the Supplemental Provisions with respect to the following matters (hereinafter referred to as “Supplementary Provisions”). These Supplementary Provisions, the body of the Contract and all annexes and appendices hereto are collectively referred to as the “This Contract”. In case of any consistence between the body of the Contract and these Supplementary Provisions or any annex or appendix hereto, these Supplementary Provisions and the annex or appendix hereto shall prevail.

(Paste Here)	(Perforated Rider Seal Here)

1.	Definitions

For the purpose of this Contract, the following terms shall have the meaning defined below, unless it is otherwise required in the context:

1.1.	“Handover Date” shall mean the date of October 1, 2023 as agreed upon by both Parties in Article 3.1 of this Contract.

1.2.	“Commencement Date” shall mean the date of January 1, 2024, or another date stipulated herein, or another date agreed upon by both Parties in writing.

1.3.	“Lease Term” shall mean the period from the Commencement Date to the date of termination of this Contract.

1.4.	Party B shall abide by the "Renovation Code", "Tenant Handbook", as well as other rules regarding the Premises and the public areas and public facilities formulated and/or amended from time to time by the property manager and/or Party A. Such guidelines, manual, rules and the updates and amendments notified by the property manager and/or Party A to Party B in writing from time to time shall be incorporated herein and become an integral part of this Contract.

1.5.	Party B agrees that, the floor number of the Premises as described in Article 1.1 of this Contract is solely designated by Party A and may not be the same as the actual floor. If the said number is different to the actual floor number, Party B will not make any claim or any other demand against Party A due to such difference.

1.6.	Party A has the right to hold or organize, or permit others to hold or organize any ceremonies, exhibitions, merchandise displays or promotional activities in any public area of the Building at the time, conditions and period it deems appropriate. For the purpose of this Contract, "Public Area" means that the public area of the Building that Party A grants Party B a non-exclusive right shared with other tenants, for Party B to access the Premises and use the Premises only, subject to the terms and conditions of this Contract. The property manager and/or Party A shall have the right to reasonably limit the scope of use mentioned above.

1.7.	The Premises are the property located at Unit 01, 02, 03, 04, 05, 11th Floor, Building A, Chamtime Plaza, No. 1, Lane 2889, Jinke Road, Pudong New Area.

2.	Supplemental Provision to Article 3 “Handover Date and Lease Term” of this Contract

2.1	Both Parties agree that the Commencement Date shall be the date of January 1, 2024. The Lease Term shall be 36 months, from January 1, 2024 to December 31, 2026.

2.2	If Party A fails to hand over the Premises to Party B on the Handover Date, Party B agrees to give Party A a 30-day grace period. In this case, the decoration period and/or Lease Term shall be extended according to the number of days extended by Party A. After the grace period, if Party A still fails to hand over the Premises to Party B, Party A shall give Party B an extra day of rent-free period for each day of delay. If the handover is delayed for more than 120 days, Party B may choose to terminate this Contract, and Party A shall refund the Deposit (without interest) paid by Party B within 30 days upon early termination of this Contract. Party B promises that in addition to this, Party A does not need to bear any responsibility for all losses suffered by Party B.

If Party B does not choose to terminate this Contract, Party A may continue to negotiate with Party B to postpone the Handover Date after the 120-day grace period until Party A finally hands over the Premises to Party B.

If Party B fails to sign this Contract or fails to pay the Deposit as specified in Article 4.1 hereof on time, or fail to prepay one month's rent and one month's property management fee before handover, Party A is not obliged to give Party B the rent-free period mentioned above.

If Party B fails to go through the formalities for inspection and acceptance of the Premises on the Handover Date, the expiry date of the decoration period and the rent-free period and the starting date of the Lease Term specified herein shall remain unchanged, and the days of the period from the Handover Date to the date of completion of the said formalities shall be deducted from Party B’s decoration period (if any) and the Lease Term. Party A shall have the right to charge Party B the management fee, overtime air-conditioning fee and other fees from the starting date of the Decoration Period in accordance with this Contract.

2.3	Handover Procedures and Standards:

2.3.1.	Party B shall inspect and accept the Premises together with Party A on the Handover Date. After the acceptance, both Parties shall sign a leased commercial premises handover form and go through the handover formalities.

2.3.2.	Party A guarantees that on the Handover Date, Chamtime Plaza (including the Building, elevator halls and stairwells, etc.) has passed the inspection and commissioning required by the applicable laws and regulations, and Party A has obtained the permit and license required for the lease and operations of the office building under the laws and regulations. In addition, Party A will comply with the land, building and property laws and regulations and maintain such permit and license full force and effect throughout the License Term.

2.3.3.	For details of Party A’s handover standards, please refer to Appendix C. If the Premises fail to meet the handover standards, it shall be treated as Party A’s delay in handover and Party A shall make remedy.

2.3.4.	Party B shall commence the decoration in the Premises after the completion of handover procedures, and its decoration works shall comply with this Contract and the rules regarding decoration provided by Party A and/or the property manager.

If Party B intends to do the decoration in advance and Party A agrees so in writing, the date when Party B enters into the Premises shall be deemed as the Handover Date and it shall be deemed that Party A has handed over the Premises.

2.4	Decoration period and the rates of fees during the decoration period:

2.4.1.	Party A agrees to grant Party B a three-month decoration period from October 1, 2023 to December 31, 2023. Except exemption of the rent the decoration period, Party B shall perform all its obligations under this Contract, including but not limited to the due and payable property management fee, electricity bill, energy service fee, air conditioning fee beyond the normal business hours (if any), any tax and/or charge payable by Party B related to the Premises and all other fees and expenses incurred from Party B’s use of the Premises, from the Handover Date.

2.4.2.	During the decoration period, the property management fee shall be reduced by 50%, i.e. RMB [16.00] per month per square meter of GFA; however, if Party B starts its office operations in the Premises during the decoration period, 100% property management fee shall be paid by Party B from the date when Party B starts its office operations in the Premises.

2.5	Renewal and Rent Adjustment. If Party B intends to renew the lease after the Lease Term, it shall give a written notice of its intention of renewal to Party A at least six (6) months prior to the expiration of the Lease Term, and Party B must rent the Premises in whole during the renewal term. Party A has sole absolute discretion to approve or disapprove the renewal, while Party B has the priority to renew the lease under the equivalent conditions. The rent and lease terms and conditions during the renewal term will be agreed upon by the Parties according to the market conditions and a renewal lease contract will be signed. If Party B does not give a notice in accordance with the agreements mentioned above, it shall be deemed as a waiver of renewal.

3.	Supplemental Provision to Article 4 “Rent, Terms and Time Limit of Payment” of this Contract

3.1.	Price of Rent and Monthly Rent:

3.1.1.	Party B shall, on the Commencement Date (other than the Decoration Period), pay the rent of the month thereof to Party A. The price of rent is RMB [6.80] per day per square meter of GFA (“Daily Rent”). The monthly rent shall be calculated according to the following formulas:

Monthly Rent (RMB [433,111.07]) = Daily Rent (RMB [6.80]) × 365 days / 12 months × GFA of the Premises (2094.01 m2)

3.1.2.	The rent of the Premises is fixed during the Lease Term (i.e. from January 1, 2024 to December 31, 2026).

3.2.	The rent shall be paid by Party B as follows:

3.2.1.	The rent and the property management fee for the first month shall be paid prior to the Handover Date, and subsequently, the monthly rent shall be paid on or before the 25th day of previous month in advance. Party A shall issue a valid invoice for the payment to Party B within five (5) business days upon receiving the payment from Party B.

3.2.2.	Party B shall remit the monthly rent to Party A’s account below within the time limit according to Article 3.2.1 hereof and provide a proof of payment by fax or any other means acceptable to Party A on the date of payment:

RMB Account:
Account Name: Shanghai Changtai Business Management Co., Ltd.
Bank: Industrial and Commercial Bank of China, Shanghai Baoshan Sub-branch
Account Number:

3.3.	If Party B delays payment, it shall pay 0.05% of the overdue amount on a daily basis as a late fee.

3.4.	Both Parties hereby confirm that the rent payable by Party B to Party A hereunder is exclusive of property management fee, electricity bill, energy service fee, air conditioning fee beyond the normal business hours (if any), all taxes and charges payable by Party B related to the Premises and all other fees and expenses incurred from Party B’s use of the Premises.

4.	Supplemental Provision or Amendment to Article 5 “Deposit and Other Fees” of this Contract

4.1.	Deposit:

4.1.1.	The security deposit under this contract is equivalent to the total of three-month rent (RMB) [1,299,333.21] yuan and three-month property management fee (RMB) [201,024.96] yuan, namely (RMB) [1,500,358.17] yuan (the "Security Deposit").

Within 5 working days after signing this contract or before the delivery date specified in Supplementary Terms 1-1 (whichever occurs earlier), Party B shall pay the corresponding deposit to Party A's following accounts (or other accounts recognized in writing by Party A) within the period specified in this Supplementary Terms, and provide Party A with corresponding proof of payment on the payment date:

The above three months' rent will be paid to the RMB account:
Account Name: Shanghai Changtai Business Management Co., Ltd.
Bank: Industrial and Commercial Bank of China, Shanghai Baoshan Sub-branch
Account Number:

The property management fee for the above three months shall be paid to the RMB account:
Account Name: Shanghai Changtai Business Management Co., Ltd.
Bank: China Minsheng Bank Shanghai Caohejing Sub-branch
Account Number:

4.1.2.	If Party B violates any provision of this Contract within the term of this Agreement, Party A has the right to deduct any amounts payable by Party B (including but not limited to rent, property management fee, overtime air-conditioning fee and other fees), liquidated damages and/or indemnification for Party A’s damages caused by Party B or its employees, agents, or visitors/customers, from the Deposit. If the balance of the Deposit in Party A’s account is less than the amount specified in this Article 4.1.2 due to such deduction and/or compensation, Party B shall pay the difference to Party A within 3 business days upon receipt of a written notice from Party A. However, Party B shall not use the Deposit to offset any other payable amounts, including but not limited to the monthly rent, property management fee or other fees payable by Party B.

4.1.3.	Upon expiration of this Contract, if Party A confirms that Party B has returned the Premises and the parking lot and fully paid the due and payable amounts, Party A shall refund the Deposit in full (without interest) within one month. If Party B fails to pay any payable amount, Party A shall have the right to deduct such amount from the Deposit, and shall have the right to recover the deficiency (if any) from Party B, or shall refund the balance (if any) to Party B (without interest).

4.1.4.	Party B shall not transfer the Deposit to any third party as a security for its debts to the third party.

4.1.5.	Party B shall maintain the Deposit in the amount specified in Article 4.1.1 hereof during the Lease Term.

4.2.	Property Management Fee. The property management fee shall be RMB [32.00] per month per square meter of GFA. The monthly property management fee shall be RMB [67,008.32]. The monthly property management fee shall be paid on or before the 25th day of the previous month in advance. Party A reserves the right to uniformly adjust the property management fees of Chamtime Plaza based on actual conditions.

Party B shall remit the deposit for the property management fee and the monthly property management fee to Party A’s account below (or another account designated by Party A) within the time limit specified herein and provide a proof of payment by fax or any other means acceptable to Party A on the date of payment:

RMB Account:
Account Name: Shanghai Changtai Business Management Co., Ltd.
Bank: China Minsheng Bank Shanghai Caohejing Sub-branch
Account Number:

4.3.	Electricity Bill. Party B shall pay electricity bill and other utilities and corresponding energy service fee according to the actual consumption of electricity showed in the separately installed electricity meter.

4.4.	Overtime air-conditioning fee.

4.4.1.	The “non-business hours” referred to in Article 5.2 of this Contract shall mean any time except 8:30 AM - 7:00 PM Monday to Friday and 8:30AM – 13:00PM Saturday, and Sundays, statutory holidays and any other breaks as the government advises business enterprises and public institutions to implement. If Party B requests the air-conditioning service during non-business hours, it shall submit a written request to Party A or the property manager at least one business day in advance and shall pay the fees for the period supplying the air-conditioning service as requested. The overtime air-conditioning fee shall be paid together with the property management fee for the next month. Refer to the property management service manual for the rate of air-conditioning service during non-business hours.

4.5.	The costs of energies (including electricity, air-conditioning fee and energy service fee, etc.) actually consumed by Party B shall be borne by Party B. Such costs shall be calculated and allocated as follows:

4.5.1.	For the costs not measured by separate meters and other unforeseen expenses, they shall be determined by Party A or its designated property manager with a reasonable method, such as leased area, office hours, or overtime work hours.

4.5.2.	Other fees and charges assessed by the laws and government regulations on the use of the Premises shall be paid according to the laws or regulations.

5.	Supplementary Provisions or Amendment to Article 5 “Use Requirements and Maintenance Responsibilities” of This Contract

5.1.	Party A’s responsibility for maintenance of the Premises is limited to the main structural part of the Premises, public areas and public facilities, and the fixtures in the Premises provided by Party A that have not been modified or added by Party B. For the avoidance of doubt, unless otherwise stipulated in this Contract, during the Lease Term, Party B’s responsibility for maintenance and replacement includes but is not limited to the following:

(i)	The fixed facilities and equipment parts provided by Party A located in the Premises and exposed to the visible range (including but not limited to air-conditioning vents, power expansion equipment, fire alarm devices and sprinkler systems);

(ii)	The consumables provided by Party A;

(iii) The facilities furnished by Party B.

The “fixtures” referred to herein shall mean the fixtures listed in Appendix C attached to this Contract.

If Party B becomes aware that there is any damage to or failure in the fittings, facilities or equipment in the Premises and listed in Appendix C attached hereto, it shall promptly give a notice requesting Party A or the property manager to repair, and shall not repair it by itself without prior authorization (provided that, in some urgent cases, Party B may make certain necessary interim repair to the extent that such repair is for the purpose of mitigating immediate damages or risks to any property or employee of Party B). Party B shall be liable for any damages, personal injury and property losses resulting from any repair and maintenance conducted by Party B or its employees or agents on any damage to or failure in the Premises or any fittings, facilities or equipment listed in Appendix C attached hereto. If it is impossible for Party A or the property manager to make repair within 24 hours upon receiving the notice from Party B, due to the special nature of the damage or failure, additional time shall be granted to Party A or the property manager necessary for making or completing the repair.

5.2.	Entry inspection (supplementing Article 6.3 of this Contract). If Party A or the property manager hired by Party A has to enter the Premises for maintenance, environmental sanitation, anti-theft, fire prevention, disaster prevention, rescue or other management purposes of the Building, Party A shall notify Party B in writing at least 24 hours in advance, except in the event of any emergency, in which case, Party A shall notify Party B promptly afterwards (for emergency arrangement, refer to Article 11.1 of these Supplementary Provisions).

5.3.	All costs and expenses incurred from the matters mentioned in Article 6.4 of this Contract shall be borne by Party B, but Party A shall give necessary assistance to Party B in obtaining relevant approvals. The equipment and facilities added by Party B shall remain the property of Party B, and Party A is not responsible for maintenance of such equipment and facilities. Upon request of Party B, Party A shall assist Party B in repair, and the reasonable costs for such repair shall be borne by Party B. In this case, Party B shall cooperate with and support Party A’s operations.

All costs and expenses incurred from the decoration, fixtures or equipment added by Party B, including but not limited to costs of fit-out, addition and modification, costs of equipment and materials, as well as all taxes and government charges incurred therefrom, shall be solely borne by Party B.

5.4.	Civilized Construction. In view of the different move-in date of the tenants, in order to ensure the normal business environment of the tenants who move into the Building before Party B, Party B shall carry out decoration works during the decoration hours specified by Party A and in the manner of civilized construction. Party B shall not pile up construction materials or tools on the public passage or any place outside the Premises. If Party B violates this provision, it shall indemnify Party A or other tenants against all losses and damages resulting therefrom.

5.5.	Liabilities for the acts of third parties. If any sub-tenant, sub-lessee, employee, worker, customer, visitor, servant, agent or licensee of Party B, or any person permitted by Party B explicitly or impliedly to use or occupy the Premises commits any breach of contract, negligence or default, it shall be deemed as Party B’s breach, negligence or default and Party B shall be liable for it. For the avoidance of doubt, Party B shall indemnify Party A against and hold Party A harmless from any personal injury or property loss or damage to Party A and/or the property manager or any other person directly or indirectly caused by any of the following accidents resulting from any fault of Party B:

(i)	Failure or improper maintenance in any appliance, electric device or electric cable in the Premises;

(ii)	Blockage or damage to any water pipe or water closet in the Premises (if any);

(iii)	Spreading of fire or smoke in the Premises;

(iv)	Damage to any public area in the Building by Party B.

5.6.	Party A is not liable for any damage of Party B caused by any of the following events when Party B is using the Premises during the Lease Term:

5.6.1.	Natural disaster or any other force majeure;

5.6.2.	Damage caused by pest, theft, robbery or any other criminal offense;

5.6.3.	Any disaster not caused by Party A’s willful misconduct or negligence;

5.6.4.	Interruption in supply of water, electricity or gas caused by the normal maintenance or first-aid repair of the Building or adjacent unit;

5.6.5.	Any damage caused by any other tenant;

5.7.	Engineering and Fit-out Works:

When carrying the decoration or fit-out works, Party B shall comply with this Contract, the tenant decoration guidelines and the tenant manual and other regulations and rules regarding decoration or fit-out developed and/or amended by Party A and/or the property manager from time to time.

If Party B violates this Contract, the tenant decoration guidelines and the tenant manual and other regulations and rules regarding decoration or fit-out developed and/or amended by Party A and/or the property manager from time to time, it shall be liable for all consequences arising therefrom, including but not limited to the costs and expenses of removal, addition and modification required by the government authorities. In addition, Party B shall indemnify Party A against all losses, claims, expenses and actions resulting from Party B’s violation of this provision. If Party B fails to do so, Party A shall have the right to deduct and collect such costs and expenses from the Deposit, and recover the deficiency (if any) from Party B.

5.8.	If any government authority imposes any rectification requirement on the decorations performed or completed by Party A according to Party B’s requirements or the decorations performed or completed by Party B in the Premises (including but not limited to firefighting facilities) at any time during the Lease Term, Party B shall make correction as required by the government authority. All liabilities and costs incurred from such correction shall be solely borne by Party B, including but not limited to any liabilities and costs caused from its influence on the tenants of adjacent units. Party A is not liable for such liabilities and costs.

5.9.	Partition and Decoration. If Party B needs to partition and decorate the Premises, it shall provide Party A with a copy of the design and construction drawings 14 days before construction. If Party A has reviewed and approved it, Party B shall sign a decoration commitment letter to Party A.

5.10.	Party B shall strictly comply with the Decoration Code and the User Manual.

6.	Supplementary Provisions or Amendment to Article 7 “Conditions of Returned Premises” of This Contract

6.1.	Party B shall return the Premises to Party A no later than 5:30 PM on the date of termination of this Contract. If Party B fails to return the Premises within the time limit without Party A’s prior written consent, from the day next to the date of termination of this Contract to the date of actual return of the Premises, Party B shall pay Party A the occupancy fee at two times of the Daily Rent specified in Article 3.1.1, the property management fee and other fees due and payable by Party B for the use of the Premises. If Party B’s delay to vacate the Premises causes other damages to Party A, Party B shall also indemnify Party A against such damages. However, payment of the occupancy fee, property management fee and damages shall not be construed as renewal or continuation of the lease.

6.2.	Upon expiration of the Lease Term or early termination of this Contract, Party B shall immediately restore the Premises and all fixtures, fittings and equipment in the Premises to the original conditions according to the standards of Chamtime Plaza, and after it is inspected and confirmed by Party A (but Party A shall not unreasonably withhold or delay the inspection and confirmation), Party B shall return the Premises in good and leaseable conditions (other than normal wear and tear) to Party A. Both Parties may also agree to keep any interior decoration, fit-out or fitting in the Premises, but Party A shall not be required to make any compensation to Party B. Party B undertakes that, regardless of the termination of this Contract due to whatever reason, Party B will not claim any compensation against Party A, including the compensation for any decoration or fit-out in the Premises or any facility added by Party B after the Premises are handed over to Party B.

6.3.	If Party B fails to return the Premises to Party A upon expiration of the Lease Term or early termination of this Contract, in addition to receiving from Party B, from the date next to the date of termination of this Contract and on a daily basis, the occupancy fee (at two times of the Daily Rent specified in Article 3.1.1), the property management fee (on a daily basis at the rate of the then daily property management fee) and other fees, Party A shall also have the right to open the locks of the Premises and replace the locks and keys of the Premises three (3) days after expiration or early termination (as the case may be) of this Contract at the presence of Chinese notary public or Chinese lawyer as witness, and remove all items out of the Premises, including but not limited to furniture, fixtures and other additions, and vacate and repossess the Premises. The costs of removal, notarization fee or attorney’s fee shall be solely borne by Party B. Party A is not liable for any damages or Party B’s losses resulting therefrom. For the items left by Party B in the Premises, Party A shall have the right to charge a storage fee against Party B, and shall also have the right to, by the means it considers appropriate, sell, transfer, discard or otherwise dispose of such items and use the proceeds therefrom (if any) to offset any amounts owed by Party B to Party A and indemnify Party A against all damages actually incurred or to be incurred from such event. However, at no events Party A shall pay any amount or make compensation to Party B for such items.

6.4.	If Party B fails to return the Premises in accordance with the provisions of this Contract, Party A shall have the right to take all necessary actions to make the return of the Premises comply with the provisions of this Contract or the applicable laws and regulations at the costs of Party B. In addition, Party B shall pay the occupancy fee, property management fees and other fees in accordance with Article 6.3 hereof to Party A according to the days that Party A spends to make the return of the Premises comply with the provisions of this Contract and the applicable laws and regulations. If Party B fails to return the Premises in accordance with the provisions of this Contract and causes other damages to Party A (including but not limited to Party A’s acquirable interests of leasing the Premises to any third party, and the liquidated damages paid by Party A under any other lease contract arising from delay to hand over the Premises to another tenant due to the delay in return hereunder), Party B shall also indemnify Party A against such damages.

6.5.	If Party B uses the address of the Premises as the registered address of Party B’s for the corporation registration or other relevant licenses, approvals or permits, Party B shall provide the proof showing that the registered address has been changed to another address when Party B returns the Premises. If Party B fails to comply with the provisions above, Party A has the right to temporarily retain Party B’s Deposit until the change registration of Party B’s registered address has been completed. If Party A has refunded the Deposit and then finds that Party B failed to actually handle or complete the cancel or change the registration in which the address of the Premises is used as the registered address or business address, it shall be deemed as Party B’s breach, and Party A has the right to charge liquidated damages against Party B equal to the sum of monthly rents for two months.

7.	Supplementary Provisions or Amendment to Article 8 “Sublease, Assignment and Exchange” of This Contract

7.1.	Sublease.

7.1.1.	Without the written consent of Party A, Party B shall not transfer, sublease or otherwise leave the possession of the Premises or any part thereof, whether by subletting, permitting, lending, sharing or any other way, resulting any third party to obtain the use or possession of the Premises or any part thereof, regardless of whether such use or possession is paid rent or other forms of consideration. If Party B violates this provision, Party A shall have the right to intermediately terminate this Contract, repossess the Premises and hold Party B responsible for the breach.

7.1.2.	If Party B obtains Party A’s written consent to sublease/subletting, Party B shall procure its sub-tenant/sub-lessee to comply with this Contract and the rules and regulations established by Party A, and be jointly and severally liable for the obligations of the sub-tenant/sub-lessee under this Contract and the sublease/subletting contract.

7.1.3.	In case of subleasing/subletting the Premises with Party A’s written consent, the sublease/subletting contract shall meet the following requirements:

7.1.3.1.	The expiry date of the sublease/subletting contract shall not be later than the expiry date of this Contract; otherwise, the excessive period shall be invalid, and Party A shall have the right to repossess the Premises from Party B and/or its sub-lessee upon expiration of the Lease Term of this Contract.

7.1.3.2.	During the sublease/subletting term, in addition to the rights and obligations under the sublease/subletting contract, Party B shall continue performing its obligations under this Contract and shall be jointly and severally liable for the obligations of the sub-tenant/sub-lessee.

7.1.3.3.	During the sublease/subletting term, the sublease/subletting contract shall be modified, terminated or expired accordingly upon modification, termination or expiration of this Contract.

8.	Supplementary Provisions or Amendment to Article 9 “Conditions for Termination” of This Contract

8.1.	The Parties agree to amend Article 9.2 of this Contract as follows:

Party A and Party B agree that in any of the following circumstances, the observant party may notify the breaching party in writing to terminate this contract. In addition to requiring the breaching party to pay liquidated damages, the observant party may also reserve the right to seek compensation for losses caused to the observant party due to the early termination of the contract due to the breaching party. The penalty for breach of contract is 50% of the entire security deposit and the rent from the day following the date of early termination of this contract to the date of termination of the lease term.

8.2.	Both Parties agree to add the following provisions after Article 9.2.6 of this Contract:

8.2.1.	Party B fails to pay any of the payable expenses under this contract and/or fails to make up the security deposit for more than 1 month.

8.2.2.	Party B changes the structure of the Premises without Party A's written consent.

8.2.3.	Party B uses the Premises for any illegal purpose.

8.2.4.	Party B hinders or endangers any other tenant in the Building and fails to make effective remedy.

8.2.5.	Either Party breaches any provision of this Contract and fails to make remedy within the time period specified in the written notice of the non-breaching Party or in this Contract, whichever is longer.

8.2.6.	Party B damages any public facility in the Building or damages the overall image of the Building, and refuses to make compensation.

8.2.7.	Party B is voluntarily or involuntarily bankrupt, or any person applies to the court for liquidation of Party B and the court has accepted such application for bankruptcy and liquidation of Party B, other than liquidation for the purpose of reorganization or merger and with the written consent of Party A.

8.2.8.	Any other circumstances caused by either Party and thereby the other Party may early terminate this Contract in accordance with the laws and regulations.

8.2.9.	Failure to complete the delivery procedures within seven days after the Handover Date defined in Article 1.1 of these Supplementary Provisions above due to the reason of Party B.

8.3.	Both parties agree that the damage or loss of the Premises mentioned in item (4) of Article 9-1 of this contract or the Premises identified as dangerous is not caused by Party B and its employees, agents, visitors/customers. If the damage or danger to the building can be repaired within 14 days after the damage occurs or the appraisal is issued, and the reasonable commercial operation of the house and the part of the building that provides services for the house can be restored within 14 days after the damage occurs or the appraisal is issued, the contract shall not be terminated accordingly. However, Party B is not obliged to pay rent and other expenses during the affected period.

8.4.	After the signing of this contract, if the Premises cannot be put into use due to force majeure and has been used for rental purposes for more than 6 months, Party B has the right to notify Party A in writing to unilaterally terminate this contract at the time specified in the notice, and Party B does not need to report to Party A Assume any liability for damages and be excused from paying rent for that 6-month impact period. If the period of influence does not exceed 6 months, Party B does not have the aforementioned right to terminate the contract and to be exempted from paying rent.

9.	Supplementary Provisions or Amendment to Article 10 “Liabilities for Breach of Contract” of This Contract

9.1.	Before the lease term expires, both parties shall not terminate the contract in advance without reason. If either Party terminates the contract without reason during the lease term, it is a serious breach of contract, and the breaching party must pay liquidated damages to the observant party. The liquidated damages shall be equal to the sum of the Deposit plus 50% of the rent during the period from the date of the lease termination by the breaching Party and the expiry date of the Lease Term. In addition, the non-breaching party may also reserve the right to seek compensation for losses caused to the non-breaching party due to the early termination of the contract due to the breaching party.

9.2.	If Party B is late to pay any amount due and payable under this Contract (including but not limited to rent, Deposit, property management fee, other costs or liquidated damages, or damages), Party B shall pay a late fee to Party A at 0.05% of the defaulted amount on a daily basis. If Party B’s delay in payment exceeds 30 days, Party A may cut off the supply of water, electricity and any other utilities, or obstruct Party B from further using the Premises, and all consequences arising therefrom shall be solely borne by Party B. However, if Party A unreasonably stops the supply of water, electricity or any other utilities or obstructs Party B from using the Premises, all consequences arising therefrom shall be borne by Party A.

9.3.	Party B’s special obligations:

9.3.1.	Except for the designation and nameplate uniformly designed and provided by Party A or the property manager, Party B shall not install or display any advertisements, light boxes, bulletin boards, signs, decorations, flags, posters or other materials in the Premises facing outside the Premises, or outside the Premises, or on any place in any area visible outside the Building, or any public part or the Premises. If Party B violates the provisions above, Party A and/or the property manager shall have the right to remove such installed or displayed advertisements, light boxes, bulletin boards, signs, decorations, flags, posters or other materials, and all costs incurred therefrom shall be borne by Party B.

9.3.2.	In the Premises, Party B shall not engage in or permit or acquiesce any illegal or immoral activities, or religious activities or other activities that Party A deems inappropriate, or activities that are unwelcome to other tenants or others, or activities that interfere with or would interfere with other tenants or others' normal use and access to the common parts of the Building or other premises in the Building.

9.3.3.	Unless otherwise agreed by Party A in writing, Party B may only use the name of the Building in its business address, and may not use the name or mark of the Building in its business or in any other way.

10.	Supplementary Provisions or Amendment to Article 11 “Miscellaneous” of This Contract

10.1.	Article 11.2 of this Contract shall be amended as follows:

The Chinese execution version of this Contract shall prevail. This Contract, together with its appendices attached hereto, shall be made and executed in five counterparts. Party A and Party B shall keep two counterparts respectively, and the rest will be temporarily kept by Party A for the filing of the lease. Upon termination of this Contract (including early termination or expiration of the Lease Term, etc.), Party A may apply for cancellation of the filing of this Lease Contract.

10.2.	Party B shall provide Party A with copies of the following documents (and check with the originals thereof for accuracy) on or before the date when this Contract is signed:

10.2.1.	Its company registration certificate and other incorporation approval documents.

10.2.2.	Its business registration certificate/business license.

10.2.3.	Other company documents related to the use of the company seal or the authorization of the signatory of this Contract.

10.2.4.	THE ID card or passport (photocopy) of the authorized signatory of this Contract.

10.3.	Both Parties agree that if these Supplementary Provisions conflict or are inconsistent with this Contract, the Supplementary Provisions shall prevail.

10.4.	The attorney’s fees of each Party related to this Contract shall be borne by each Party respectively. The stamp duty imposed on this Contract and the pre-lease/lease filing fee with respect to this Contract charged by the competent real property administration authority shall be borne by each Party respectively according to the applicable regulations.

11.	Access to the Premises

11.1.	Party A and the property manager and their respective employees may, by giving a prior notice to Party B, access the Premises to conduct inspection or take appropriate actions for the purpose of maintenance, repair, sanitation, security, firefighting or person rescue of or in the Premises. Party A and the property manager and their respective employees shall use best efforts to give a notice to Party B at least one (1) day in advance, and shall take actions to minimize adverse effect on Party B’s operations in the Premises. In the event of any emergency whereby it is impossible to give a prior notice to Party B, Party A and the property manager and their respective employees may access the Premises to conduct inspection and taking necessary actions without prior approval of Party B, but shall contact with Party B promptly thereafter.

11.2.	Party A may lead potential assignee, new tenant or any other person interested, accompanied by Party B’s persons, to visit the Premises at any reasonable time within six (6) months prior to the expiration of the Lease Term, by giving a notice to Party B at least one day in advance; provided, however, Party A shall minimize the adverse effect of such activities upon Party B’s operations in the Premises.

11.3.	Where Party A accesses the Premises in accordance this provision, Party B shall provide reasonable assistance to Party A.

12.	Parking Space

12.1.	Party B can use 3 non-fixed underground parking spaces for free, if Party B rents any parking spaces during the Lease Term subject to the availability of the parking spaces. The rent for underground unfixed parking spaces is RMB [750.00] per month per parking space.

12.2.	Party A reserves the right to adjust the rate of the rent of parking spaces at Chamtime Plaza according to the actual conditions.

13.	Other Matters

13.1.	Party A shall keep the facilities and equipment of Chamtime Plaza (including but not limited to air-conditioning system, water supply system, drainage system, lighting equipment, wire and cable facilities) in good conditions (except for normal wear and tear).

13.2.	Balcony on the same floor (if any): Party B is aware that its rental site does not include the balcony on the same floor of the Premises, and Party B should cooperate with the building property management company in the daily cleaning, maintenance and repair of the balcony. If Party B intends to use the balcony, both parties need to negotiate and sign relevant documents. If Party A uses the balcony on the same floor of the Premises, it will coordinate with Party B in advance and will not affect Party B's normal work.

14.	Insurances

14.1.	Party A will purchase insurances only for the risks of the Premises and name the owner of the Premises as the beneficiary in such insurances. In event of any insured event, all insurance benefits paid by the insurer shall belong to Party A or the owner of the Premises. Neither any property losses caused to Party B nor any personal injuries caused to Party B’s staff as a result of such insured events shall entitle Party B to request to share any of such insurance benefits. Party B may, at its own costs, apply for property insurance for the properties or other items in the Premises, as well as employee health insurance and third party liability insurance.

14.2.	Party B shall not engage in and permit other parties to engage in any activity which may cause the insurances for the Premises to become invalid in whole or in part, or cause increase of insurance premium. If Party A is required to reinsure or its insurance premiums is increased due to Party B’s violation of the provisions of this Contract, Party B shall reimburse Party A for its reasonable costs.

15.	Waiver, Partial Validity and Nonexclusive Remedy

15.1.	When Party A learns of Party B’s breach of contract (including Party B’s overdue payment of due fees) and accepts Party B’s continued payment of rent, property management fees or other expenses under this contract, it shall not be deemed as Party A’s waiver of the right to pursue Party B’s breach of contract. If Party A waives any rights stipulated in the terms of this contract, it shall be subject to Party A's written confirmation. If Party B’s payment of rent or other expenses is insufficient, even if Party A accepts Party B's insufficient payment, it shall not affect Party A's right to recover the insufficient rent or arrears, nor shall it affect Party A's right to take other measures in accordance with this contract or legal provisions.

15.2.	If any provision of this Contract is held invalid, illegal, the invalidity or illegality of such provision will not affect the validity and legality of other provisions of this Contract.

15.3.	The rights and remedies of the Parties hereunder will not exclude or replace their respective rights and remedies under any applicable laws. If either Party breaches this Contract, the other Party may exercise or resort to any and all rights and remedies under this Contract and/or under all applicable laws, till all losses and damages of the other Party are fully compensated.

15.4.	Party B hereby agrees and acknowledges that, unless otherwise specified in this contract, Party B does not have any right of first lease to this Premises (including the right of first lease to this Premises or any part thereof or any other rentable premises in the office building) or similar right. Except as otherwise provided in this contract, if any law or regulation grants Party B any other priority or lease priority to the Premises (including the lease priority to the Premises or any part thereof or any other rentable premises in the office building) or similar rights, Party B hereby expressly waives the above priority or lease priority and similar rights.

15.5.	Party A and Party B hereby expressly agree that: after this contract takes effect, Party A has the right to sell the Premises and mortgage the Premises completely and independently, and has the right to negotiate with the mortgagee to dispose of the Premises by discount or sale or other methods. Party B does not need to notify Party B in advance or seek advice from Party B in advance. Party B hereby expressly undertakes that: Party B irrevocably and unconditionally waives its right to obtain any notification and any right of first refusal regarding Party A's sale, mortgage and other disposal of the Premises in accordance with the aforementioned provisions.

15.6.	Party A shall have the right to sell, rent, lease, transfer, divide, use or dispose of the Building or any part thereof in any way, or to set up mortgage or encumbrance (including naming right) on the Building or any part thereof, and shall have the right to assign its rights and interests under this Contract (including but not limited to assignment of the Deposit for the Premises) without Party B’s consent, to allow any person other than a party to this Contract to use or occupy the Building or any part thereof or assume or enjoy any and all rights and interests of Party A under this Contract. Party B shall not raise any objection to Party A’s above-mentioned actions, or bring a lawsuit against Party A for any breach of this Contract by the new owner for any compensation (including claim for the Deposit), provided that the new owner has acknowledged and recognized the rights of Party B under this Contract. In addition, Party A has the exclusive right to change the name of the Building at any time.

16.	Matters Not Covered

16.1	Any matters not covered in this Contract may be determined by the Parties in a supplementary agreement through friendly negotiation.

17.	Notice

All notices and other communications required hereunder shall be in writing and sent to the following address or fax number by mail or fax:

Party A:	Shanghai Changtai Business Management Co., Ltd.	Party B: Shanghai ShouTi Biotechnology Co., Ltd.
Attention:	Xia Qi	Attention: Song Qizhong
Address:	No. 369 Chuanqiao Road, Pudong New Area, Shanghai	Address:	Room 502, Building A, Lane 2889, Jinke Rd, Pudong New Area, Shanghai
Zip Code:	201206	Zip Code: 201203
Fax:	86 (21) 5081 6889	Fax:

The delivery date of any such notice shall be determined according to following principles:

(i)	Courier’s service, express delivery or expedited delivery: on the day of delivery;

(ii)	Mail: the 12th day after it is sent by air registered mail;

(iii)	Fax: the 1st business day after it is transmitted.

During the term of this Contract, if either Party changes its mailing address, it shall promptly give a written notice to the other Party.

18.	Undertakings

18.1.	Before signing this Contract, Party B has carefully read and understood the relevant documents provided by Party A to Party B relating to the Premises for signing this Contract, i.e. Appendix A: Floor Plan of the Premises; Appendix C: Status of Existing Decorations, Fixtures and Equipment, and Agreement Regarding the Decorations and Fixtures to be added by Party B with the Consent of Party A ; the Memorandum. Party B also undertakes that it will comply with all provisions of these documents.

18.2.	Party B promises that Party A can use Party B's enterprise name, logo and business brand for free when promoting Chamtime Plaza and Party A's own enterprise, and does not have to bear any responsibility to Party B or any third party for this.

19.	Others

19.1.	Subject to the property management rules and regulations, Party B have the right to access the Premises 24 hours a day, 365 days a year.

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Appendix A

Layout Plan of the Premises (for informational purpose only)

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Appendix B

Usage Scope, Conditions and Requirements for Use of the Shared or Common Parts of the Premises

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Appendix C

Status of Existing Decorations, Fixtures and Equipment, and

Agreement Regarding the Decorations and Fixtures to be added by Party B with the Consent of Party A

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Handover Standards

1) Party A shall provide and install the mineral wool board ceiling required for the ceiling of the 5th floor of Block A, keel and lamps (grid fluorescent lamp), lattice raised floor, central air-conditioning system, fire-fighting system, smoke detector and spray. Party B shall bear the cost for the transformation of ceiling and electromechanical systems (including: strong and weak current systems, air conditioning and drainage systems, fire protection systems, etc.)

2) All latex painted walls (white) (except for the elevator hall and the glass curtain wall).

3) Party A will provide electric curtains.

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Landlord (Party A):	Tenant (Party B):

Shanghai Changtai Business Management Co., Ltd.	Shanghai ShouTi Biotechnology Co., Ltd.

Nationality:	Nationality: US

Legal Representative:	Legal Representative: /s/ Raymond Stevens

Registration Certificate/ID Card No.:	Registration Certificate/ID Card No.:

Address:	Address:

Zip Code:	Zip Code: 201203

Tel.:	Tel.:

Authorized Representative:	Authorized Representative:

Signature and/or Seal: Shanghai Changtai Business Management Co., Ltd. Company Seal	Signature and/or Seal: Shanghai ShouTi Biotechnology Co., Ltd. Company Seal

Date of Signature:	Date of Signature:

Signed at:	Signed at: